                                                    Exhibit 1 (d)


                          $225,000,000
                   MEDIUM-TERM NOTES, SERIES D
              DUE FROM NINE MONTHS TO THIRTY YEARS
                       FROM DATE OF ISSUE

          FORM OF INTEREST CALCULATION AGENCY AGREEMENT


          THIS AGREEMENT  dated as  of  ______________,

          1995,  between  Baltimore  Gas  and  Electric

          Company (hereinafter  called  the  "Issuer"),

          having  its   principal  office   at  39   W.

          Lexington Street,  Baltimore, Maryland 21201,

          and  _______________,   a  New  York  banking

          corporation (hereinafter sometimes called the

          "Calculation Agent  or  Paying  Agent"  which

          terms  shall,   unless  the   context   shall

          otherwise require, include its successors and

          assigns),  having   its  principal  corporate

          trust  office  at  ____________________,  New

          York, New  York  _______.    [This  Agreement

          amends and  restates the Interest Calculation

          Agency Agreement  between the  Issuer and the

          Calculation Agent dated September 21, 1994.]

                     Recitals of the Issuer
                     ----------------------
          The Issuer  proposes to  issue from  time to time up to

$225,000,000 aggregate  principal amount  of  Medium-Term  Notes,

Series D  (the "Notes")  under the  Indenture dated as of July 1,

1985 as  supplemented by  the Supplemental Indentures dated as of

October  1,   1987,  and  January  26,  1993,  respectively  (the

"Indenture"), between  the  Issuer  and  The  Bank  of  New  York

(successor to  Mercantile-Safe Deposit  and Trust  Company)  (the

"Trustee"), as Trustee.  Capitalized terms used in this Agreement and not  otherwise defined  herein are  used as  defined  in  the

Indenture.   Certain of the Notes may bear interest at a floating

rate determined  by reference  to an  interest rate  formula (the

"Floating Rate  Notes") and  the Issuer  desires  to  engage  the

Calculation Agent  to  perform  certain  services  in  connection therewith.

          NOW IT IS HEREBY AGREED THAT:

          1.   The  Issuer  hereby  appoints_____________________

as Calculation  Agent for the Floating Rate Notes, upon the terms

and    subject    to    the    conditions    herein    mentioned,

and______________________ hereby  accepts such  appointment.  The

Calculation  Agent  shall  act  as an agent of the Issuer for the purpose of determining the interest rate or rates of the Floating

Rate Notes.

          2.   The Issuer  agrees to  deliver to  the Calculation

Agent, prior  to the  issuance of any Floating Rate Notes, copies of the  proposed forms  of such  Notes, including  copies of  all terms  and  conditions  relating  to  the  determination  of  the

interest rate  thereunder.    The  Issuer  shall  not  issue  any

Floating Rate  Note prior to the receipt of confirmation from the

Calculation Agent  of its acceptance of the proposed form of such

Note. The Calculation Agent hereby acknowledges its acceptance of the proposed  form of  Floating Rate Note previously delivered to

it.

          3.   The Issuer  shall notify  the Calculation Agent of

the issuance  of any  Floating Rate  Notes prior  to the issuance thereof and,  at the  time of such issuance, shall deliver to the

Calculation Agent  the information required to be provided by the

Company for  the calculation  of the  applicable  interest  rates thereunder.  The Calculation Agent shall calculate the applicable interest rates  for Floating  Rate Notes  in accordance  with the terms of  such Notes,  the Indenture  and the  provisions of this

Agreement.

          4.   Promptly  following   the  determination  of  each

change to the interest rate applicable to any Floating Rate Note,

the Calculation  Agent will  cause to be forwarded to the Issuer,

the Trustee  and the principal Paying Agent information regarding the interest rate then in effect for such Floating Rate Note.

          5.   The Issuer  will pay such compensation as shall be

agreed  upon   with  the  Calculation  Agent  and  the  expenses,

including reasonable  counsel fees,  incurred by  the Calculation

Agent in  connection with  its duties  hereunder, upon receipt of such invoices as the Issuer shall reasonably require.

          6.   Notwithstanding any  satisfaction or  discharge of

the Notes  or  the  Indenture,  the  Issuer  will  indemnify  the

Calculation Agent against any losses, liabilities, costs, claims,

actions or  demands which it may incur or sustain or which may be made against  it  in  connection  with  its  appointment  or  the exercise of  its powers  and duties  hereunder  as  well  as  the reasonable costs,  including the  expenses and fees of counsel in defending any claim, action or demand, except such as may result from the negligence, willful misconduct or bad faith of the

Calculation Agent or any of its employees.  The Calculation Agent shall incur  no liability  and  shall  be  indemnified  and  held harmless by  the Issuer  for, or in respect of, any actions taken or suffered to be taken in good faith by the Calculation Agent in reliance upon  written instructions from the Issuer.  In case any action is  brought against  the Calculation Agent with respect to which the  Calculation Agent intends to seek indemnification from the Issuer  pursuant to  this paragraph  6, the Calculation Agent will notify  the Issuer  in writing  of the commencement thereof,

and the  Issuer will  be entitled  to participate  therein and to assume the  defense thereof,  with counsel  satisfactory  to  the

Calculation Agent;  provided, however,  that if the defendants in any such action include both the Issuer and the Calculation Agent and the  Calculation Agent shall have reasonably concluded, after consultation with  legal counsel  of its choosing, that there may be legal  defenses available  to it  which are  different from or additional to  those available  to the  Issuer,  the  Calculation

Agent shall  have the  right to select separate counsel to assert such legal  defenses and  otherwise to participate in the defense of such  action on  behalf of the Calculation Agent,  and in such event the Issuer will indemnify the Calculation Agent against the reasonable compensation  and expenses  and disbursements  of such

separate  counsel.   [In no  event shall the Calculation Agent be

liable for special, indirect or consequential  loss or  damage of any kind whatsoever (including but not limited to lost profits).]

          7.   The  Calculation  Agent  accepts  its  obligations

herein set  forth upon the terms and conditions hereof, including the following, to all of which the Issuer agrees:

               (i)    in  acting  under  this  Agreement  and  in

          connection  with  the  Notes,  the  Calculation  Agent,

          acting as  agent for  the Issuer,  does not  assume any

          obligation towards,  or any  relationship of  agency or

          trust for or with, any of the Holders of the Notes;

               (ii)     unless  herein   otherwise   specifically

          provided, any  order, certificate,  notice, request  or

          communication from  the Issuer  made or given under any

          provision of  this Agreement  shall  be  sufficient  if

          signed  by   any  person  whom  the  Calculation  Agent

          reasonably believes  to be a duly authorized officer or

          attorney-in-fact of the Issuer;

               (iii)  the Calculation Agent shall be obligated to

          perform only  such duties as are set forth specifically

          herein and any duties necessarily incidental thereto;

               (iv)  the Calculation Agent shall be protected and

          shall incur  no liability  for or  in  respect  of  any

          action  taken  or  omitted  to  be  taken  or  anything

          suffered in  good faith by it in reliance upon anything

          contained in a Floating Rate Note, the Indenture or any

          information supplied  to it  by the  Issuer pursuant to

          this  Agreement,   including  the   information  to  be

          supplied pursuant to paragraph 3 above;

               (v)   the Calculation  Agent, whether  acting  for

          itself or  in any  other capacity, may become the owner

          or pledgee  of Notes  with the  same rights as it would

          have had if it were not acting hereunder as Calculation

          Agent; and

               (vi)     the  Calculation  Agent  shall  incur  no

          liability hereunder except for loss sustained by reason

          of its negligence, willful misconduct or bad faith.

          8.   (a)  The Issuer  agrees to  notify the Calculation

Agent at  least 3  business days  prior to  the issuance  of  any

Floating Rate  Note with  an interest  rate to  be determined  by reference to  London interbank offered rates (LIBOR) or any other formula that  would require the Calculation Agent to select banks or other  financial  institutions  (the  "Reference  Banks")  for purposes of  quoting rates.  Promptly thereafter, the Calculation

Agent will  notify the  Issuer and  the Trustee  of the names and addresses of  such Reference Banks.  Forthwith upon any change in the identity  of the Reference Banks, the Calculation Agent shall

notify  the   Issuer  and  the  Trustee  of  such  change.    The

Calculation Agent  shall not  be responsible to the Issuer or any third party  for any  failure of  the Reference  Banks to fulfill their duties or meet their obligations as Reference Banks or as a result of the Calculation Agent having acted (except in the event of negligence  or willful  misconduct) on  any quotation or other information given by any Reference Bank which subsequently may be found to be incorrect.

               (b)  Except as  provided  below,  the  Calculation

Agent may  at any  time resign  as Calculation  Agent  by  giving written notice to the Issuer and the Trustee of such intention on its part,  specifying the  date on  which its desired resignation shall become  effective, provided that such notice shall be given not less than 60 days prior to the said effective date unless the

Issuer and  the Trustee  otherwise agree  in writing.   Except as

provided below,  the Calculation  Agent may  be  removed  by  the filing with it and the Trustee of an instrument in writing signed by the  Issuer specifying such removal and the date when it shall become effective  (such effective  date being  at least  15  days

after said  filing).   Any such resignation or removal shall take

effect upon:

               (i)  the appointment  by the Issuer as hereinafter

          provided of a successor Calculation Agent; and

               (ii) the acceptance  of such  appointment by  such

          successor Calculation Agent;

provided, however,  that in  the event  the Calculation Agent has given not  less  than  60  days'  prior  notice  of  its  desired

resignation,  and   during  such  60  days  there  has  not  been

acceptance by a successor Calculation Agent of its appointment as successor Calculation  Agent, the  Calculation Agent so resigning

may  petition   any  court  of  competent  jurisdiction  for  the

appointment  of  a  successor  Calculation  Agent.    The  Issuer

covenants that  it shall appoint a successor Calculation Agent as soon as  practicable after  receipt of  any notice of resignation

hereunder.   Upon its  resignation or removal becoming effective,
the retiring  Calculation Agent  shall be entitled to the payment of its  compensation and  the  reimbursement  of  all  reasonable expenses (including  reasonable counsel  fees) incurred  by  such retiring Calculation Agent pursuant to paragraph 5 hereof.

               (c)  If at  any time  the Calculation  Agent shall

resign or  be removed,  or shall  become incapable  of acting  or shall  be  adjudged  bankrupt  or  insolvent,  or  liquidated  or dissolved, or  an order  is made  or an  effective resolution  is passed to  wind up  the Calculation  Agent, or if the Calculation

Agent shall  file a  voluntary petition  in bankruptcy or make an assignment for  the benefit of its creditors, or shall consent to the appointment  of a  receiver, administrator  or other  similar official of all or any substantial part of its property, or shall admit in  writing its  inability to pay or meet its debts as they mature, or if a receiver, administrator or other similar official of the Calculation Agent or of all or any substantial part of its property shall  be appointed,  or if any order of any court shall be entered  approving  any  petition  filed  by  or  against  the

Calculation  Agent   under  the   provisions  of  any  applicable

bankruptcy or insolvency law, or if any public officer shall take charge or  control of  the Calculation  Agent or  its property or affairs  for  the  purpose  of  rehabilitation,  conservation  or

liquidation,  then   a  successor   Calculation  Agent  shall  be

appointed by  the Issuer  by an  instrument in writing filed with

the successor  Calculation Agent  and  the  Trustee.    Upon  the

appointment as  aforesaid of  a successor  Calculation Agent  and
acceptance  by   the  latter   of  such  appointment  the  former

Calculation Agent shall cease to be Calculation Agent hereunder.

               (d)  Any  successor  Calculation  Agent  appointed

hereunder shall  execute and  deliver  to  its  predecessor,  the

Issuer and  the Trustee and instrument accepting such appointment

hereunder,  and   thereupon  such  successor  Calculation  Agent,

without any  further act, deed or conveyance, shall become vested with all  the authority,  rights, powers,  immunities, duties and obligations of such predecessor with like effect as if originally named as  the Calculation  Agent hereunder, and such predecessor,

upon  payment   of  its   reasonable  compensation,  charges  and

disbursements then  unpaid, shall  thereupon  become  obliged  to transfer and  deliver, and such successor Calculation Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Calculation Agent.

               (e)  Any corporation  into which  the  Calculation

Agent may  be merged  or converted  or any corporation with which the Calculation  Agent may  be consolidated  or  any  corporation resulting from  any merger,  conversion or consolidation to which the Calculation  Agent shall  be a  party shall,  to  the  extent permitted by  applicable law,  be the successor Calculation Agent under this Agreement without the execution or filing of any paper or any  further act  on the  part of  any of  the parties hereto.

Notice of  any such  merger, conversion  or  consolidation  shall forthwith be given to the Issuer and the Trustee.

               (f)  The provisions  of paragraph  6 hereof  shall

survive any resignation or removal hereunder.

          9.   Any notice required to be given hereunder shall be

delivered in  person, sent  by letter  or telex  or  telecopy  or communicated by  telephone (subject, in the case of communication by telephone, to confirmation dispatched within two business days by letter,  telex or  telecopy), in the case of the Issuer, to it at the  address set  forth in  the  heading  of  this  Agreement,

Attention:   Mr. T.  E. Ruszin,  Jr., Assistant Treasurer; in the

case of  the Calculation Agent, to it at the address set forth in

the heading  of  this  Agreement,  Attention:    Debt  Securities

Administration; in  the case of the Trustee, to it at 101 Barclay

Street, New  York, New York, 10286; or, in any case, to any other address of  which the  party receiving notice shall have notified the party giving such notice in writing.

          10.  This Agreement  may be  amended only  by a writing

duly executed and delivered by each of the parties signing below.

          11.  The provisions of this Agreement shall be governed

by, and  construed in  accordance with,  the laws of the State of

New York.

          12.  This Agreement may be executed in counterparts and

the executed  counterparts shall  together  constitute  a  single instrument.

     IN WITNESS  WHEREOF, this  Agreement has  been executed  and delivered as of the day and year first above written.

                              BALTIMORE GAS AND ELECTRIC COMPANY


                              By ______________________________

                              Title ___________________________


                              _______________


                              By ______________________________

                              Title ___________________________